UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016 (May 16, 2016)

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-36447	46-2961489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, 7th Floor
New York, NY 10166

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 922-8240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Alcentra Capital Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2016. At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders which are described in more detail in the Company’s proxy statement dated April 14, 2016. As of March 21, 2016, the record date for the Annual Meeting, 13,516,766 shares of the Company’s common stock were outstanding and entitled to vote.

On May 16, 2016, the following proposals were submitted to the vote of the shareholders:

(1)	the proposal to elect two directors of the Company;
(2)	the proposal to authorize the Company, with the approval of the Board of Directors, to sell or otherwise issue up to 10% of the Company’s outstanding common stock at an offering price that is below, but no more than 20% below, the Company’s then current net asset value per share; and
(3)	the proposal to adjourn the Annual Meeting if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in the proxy statement.

Of the shares eligible to be voted, 8,520,114 were submitted in connection with these proposals.

In order to approve the proposal to issue shares below net asset value, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

A summary of the matters voted upon by shareholders is set forth below:

Proposal 1.	The Company’s shareholders elected Paul Hatfield, to serve for a term of three years, or until his successor is duly elected and qualified.

For	Withheld	Broker Non-Votes
8,058,835	121,240	340,039

The Company’s shareholders elected Douglas J. Greenlaw, to serve for a term of three years, or until his successor is duly elected and qualified.

For	Withheld	Broker Non-Votes
8,020,730	159,344	340,039

Proposal 2.	The proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 10% of the Company’s outstanding common stock at an offering price that is below, but no more than 20% below, the Company’s then-current net asset value was approved by a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting but was not approved by a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. Accordingly, the Company will not have the authority to sell shares of its common stock at a price or prices below the Company’s then-current net asset value per share.

All Stockholders

Votes For	Votes Against	Abstain	Broker Non-Votes
6,599,561	1,482,218	98,297	340,039

Proposal 3. The Company’s shareholders voted to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

For	Against	Abstain	Broker Non-Votes
7,529,155	134,585	856,373	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	ALCENTRA CAPITAL CORPORATION

	By:	/s/ Paul J. Echausse
Name: Paul J. Echausse Title: Chief Executive Officer and President